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                                                                     Exhibit 4.1


                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                             THE PERKIN-ELMER CORPORATION

                  UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
                  -------------------------------------------------


    We, the undersigned, Tony L. White and William B. Sawch, being the duly elected and acting Chairman of the Board and Secretary, respectively, of The Perkin-Elmer Corporation, do hereby certify that:

    1. The name of the corporation is The Perkin-Elmer Corporation (the "Corporation").

    2. The Certificate of Incorporation of the Corporation was filed by the Department of State on December 13, 1939.

    3. The Certificate of Incorporation of the Corporation, as heretofore amended and restated, is amended to effect a change authorized by Section 801 of the Business Corporation Law of the State of New York; namely, to amend Article THIRD thereof to increase the total number of shares of Common Stock, par value $1.00 per share, which the Corporation is authorized to issue from ninety million (90,000,000) to one hundred and eighty million (180,000,000).

    4. To effect the foregoing amendment and to integrate such amendment into a Restated Certificate of Incorporation of the Corporation, the text of the

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Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

    FIRST:  The name of the corporation is THE PERKIN-ELMER CORPORATION.

    SECOND:  The purposes for which the Corporation is formed are:

    (a) To design, invent, develop, manufacture, produce, purchase, lease or otherwise acquire, use, exploit, process, fabricate, rebuild, service, transport, sell, market at wholesale or retail or otherwise dispose of, import, export, lease, distribute, provide and deal in and with, whether as principal or agent, or through franchised dealers, distributors or otherwise, optical, electrical, electro-optical, mechanical, electro-mechanical, electronic, astronomical, astrological, astronavigational, general purpose digital computer, data communications, electronic processing, information handling, industrial or commercial thermal, electric arc, plasma flame or other, spraying, coating, scientific, analytical, precision, laboratory, industrial, commercial, educational, process control and instructional systems, instruments, products, apparatus, equipment and devices, including components, peripherals, interfaces, parts, accessories, supplies, machinery, tools, equipment, wares, merchandise, materials, equipment and goods, of every kind and description, in any way, in whole or in part, related or incidental thereto.

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    (b)  To undertake, conduct, assign, promote and engage in research, exploration, laboratory design and developmental work or studies for its own account, as a consultant or otherwise, in connection with or related to any of the businesses of the Corporation.

    (c) To design, invent, develop, manufacture, produce, purchase, lease or otherwise acquire, use, exploit, process, fabricate, rebuild, service, transport, sell, market at wholesale or retail or otherwise dispose of, import, export, lease, distribute, provide and deal in and with, whether as principal or agent, or through franchised dealers, distributors, or otherwise, raw materials, products, goods, wares, merchandise, materials and other personal property, tangible or intangible, and rights, interests or privileges therein of every kind and description, wheresoever situated.

    (d) To acquire by purchase, exchange, lease, devise or otherwise, and to hold, own, operate, maintain, manage, improve, develop, and exploit, and to sell, transfer, convey, lease, mortgage, exchange or otherwise deal with or dispose of, real property, improved and unimproved, wheresoever situated, and any rights, interests or privileges therein.

    (e) To provide services of every kind and nature in connection with or related or incidental to the businesses of the Corporation.

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    (f)  To acquire by purchase, exchange, or otherwise, all or any part of, or any interest in, the properties, assets, rights, business and goodwill of any person, firm, association or corporation heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of New York, or under any act amendatory thereof, supplemental thereto or substituted therefor; to pay for the same in cash, property or its own or other securities; to hold, operate, lease, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; in connection therewith to assume or guarantee performance of any of the liabilities, obligations or contracts of such persons, firms, associations or corporations; and after such acquisition to operate the properties, assets and rights so acquired and to conduct the whole or any part of the business so acquired.

    (g) To acquire by purchase, subscription or otherwise, and to invest in, receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporation, joint stock companies, partnerships, firms,

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syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

    (h) To such an extent as a corporation organized under the laws of the State of New York may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the objects enumerated herein, or in Section 202 of the Business Corporation Law of New York (which shall be considered both as purposes and powers), or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of New York and use all the powers conferred upon corporations by the laws of the State of New York.

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    THIRD:  The total number of shares which may be issued by the Corporation is one hundred and eighty million (180,000,000) shares of Common Stock, all of which shall have a par value of one dollar ($1.00) per share, and one million (1,000,000) shares of Preferred Stock, all of which shall have a par value of one dollar ($1.00) per share.

    The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series, and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include without limitation thereto, the determination of all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

    (1) The number of shares constituting such series, and the designation thereof to distinguish the shares of such series from the shares of all other series;

    (2) The annual dividend rate on the shares of such series, whether such dividends are payable in installments and whether such dividends shall be cumulative and, if cumulative, the date from which such dividends shall accumulate;

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    (3)  The preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation or dissolution of the Corporation;

    (4) The voting rights, if any, of the shares of such series, in addition to the voting rights prescribed by law, and the terms and conditions of exercise of any such voting rights;

    (5) The redemption price or prices, if any, of the shares of such series and the terms and conditions of any such redemption;

    (6) The right, if any, of the shares of such series to be converted into shares of any other series or class, and the terms and conditions of any such conversion; and

    (7) Any other relative rights, preferences and limitations of the shares of such series.

    FOURTH: No holder of any shares of stock of any class of the Corporation shall as such holder have any preemptive right to purchase any shares or securities of any class which at any time may be sold or offered for sale by the Corporation.

    FIFTH: The office of the Corporation shall be located in the Borough of Manhattan, City of New York, County of New York, State of New York; and the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him to CT Corporation System, 1633 Broadway, New York, New York 10019.

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    SIXTH:  The duration of the Corporation shall be perpetual.

    SEVENTH: The number of directors shall be not less than three and not more than fifteen. The directors need not be stockholders.

    EIGHTH: The Corporation may issue and sell its authorized shares for such consideration (but not less than the par value thereof) as from time to time may be fixed by the Board of Directors.

    NINTH: CT Corporation System, 1633 Broadway, New York, New York 10019 is hereby designated as the registered agent of the Corporation upon whom process in any action or proceeding against it may be served.

    TENTH: (a) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation, no transaction between the Corporation and any Controlling Person (as hereinafter defined) shall be valid nor shall any such transaction be consummated unless (i) such transaction is expressly approved by at least a vote of the Disinterested Directors (as hereinafter defined) who at the time constitute at least a majority of the entire Board of Directors of the Corporation, or (ii) such transaction is approved by the affirmative vote of not less than two-thirds of the voting power of the shares of each class of the Corporation's capital stock entitled to vote thereon held by Disinterested Shareholders (as hereinafter defined), or (iii) if such transaction would result in payment of cash or

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other property to the shareholders of the Corporation, such transaction is consummated and provides for the payment to each of the shareholders other than such Controlling Person upon the consummation thereof, in exchange for all the shares of the Corporation's capital stock held by each of such shareholders, consideration which, as to both amount and kind, is equal to or greater than the highest per share price actually paid by or for the account of such Controlling Person for the same class of shares of capital stock held by each of such shareholders during both the two-year period prior to the time any such Controlling Person became such and the two-year period prior to the consummation of such transaction.

    (b) For purposes of this Article TENTH: (i) the term "CONTROLLING PERSON" means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding securities of the Corporation) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 1% of the voting power of any class of capital stock of the Corporation, and such term also includes any corporation, partnership, trust, association, or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of

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the management, activities or policies of such corporation, partnership, trust, association or other organization or entity; (ii) the term "DISINTERESTED DIRECTOR" means a director (excluding any director who is a Controlling Person) who was either a member of the Board of Directors of the Corporation prior to the time such Controlling Person became a Controlling Person or who subsequently became a director of the Corporation and whose election, or nomination for election, was approved by the vote of at least a majority of the Disinterested Directors of the Corporation voting on such nomination or election; and (iii) the term "DISINTERESTED SHAREHOLDERS" means those holders of the Corporation's capital stock entitled to vote on the transaction, none of which is a Controlling Person.

    (c) The provisions of this Article TENTH shall not be amended without the affirmative vote of not less than two-thirds of the voting power of the shares of each class of the capital stock of the Corporation entitled to vote thereon; PROVIDED, HOWEVER, that if, at the time of such vote, there shall be one or more Controlling Persons, either (i) such affirmative vote shall include the affirmative vote in favor of such amendment of not less than two-thirds of the voting power of the shares of each class of the Corporation's capital stock entitled to vote thereon held by Disinterested Shareholders, or (ii) such amendment shall have been approved by at least a majority vote of Disinterested Directors who at the time constitute at least

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a majority of the entire Board of Directors of the Corporation.

    (d) The provisions of this Article TENTH shall be in addition to any other provisions of the New York Business Corporation Law or this Certificate of Incorporation or the By-laws of the Corporation, each as amended from time to time, applicable to the authorization and consummation by the Corporation of any transaction or amendment contemplated by this Article TENTH.

    ELEVENTH:  The Corporation is subject to the following restrictions:

         a. Except as otherwise provided in this Article ELEVENTH, no purchase by the Corporation from any Controlling Person (as hereinafter defined) of shares of any stock of the Corporation owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of stock of the Corporation acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of stock of the Corporation entitled to vote held by Disinterested Shareholders (as hereinafter defined).

         b. The provisions of this Article ELEVENTH shall not apply to (i) any offer to purchase made by the Corporation which is made on the same terms and conditions to the holders of all shares of stock of the Corporation,

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(ii) any purchase by the Corporation of shares owned by a Controlling Person occurring after the end of two years following the date of the last acquisition by such Controlling Person of stock of the Corporation, (iii) any transaction which may be deemed to be a purchase by the Corporation of shares of its stock which is made in accordance with the terms of any stock option or other employee benefit plan now or hereafter maintained by the Corporation, or (iv) any purchase by the Corporation of shares of its stock at prevailing market prices pursuant to a stock repurchase program.

         c. Notwithstanding any other provision to the contrary, the provisions of this Article ELEVENTH shall not be amended without the affirmative vote of not less than a majority of the stock of the Corporation entitled to vote thereon; PROVIDED, HOWEVER, that if, at the time of the such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of stock of the Corporation entitled to vote thereon held by Disinterested Shareholders.

         d.  For purposes of this Article ELEVENTH:  (i) the term
"CONTROLLING PERSON" means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding securities of the Corporation) which either directly, or indirectly through

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one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 1% of the voting power of the stock of the Corporation, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity and (ii) the term "DISINTERESTED SHAREHOLDERS" means those holders of the stock of the Corporation entitled to vote on any matter, none of which is a Controlling Person.

    TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director unless the elimination or limitation of liability is expressly prohibited by the New York Business Corporation Law as currently in effect or as it may be amended. No amendment, modification, or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such change.

    5. The restatement of, and amendment to, the Certificate of Incorporation of the Corporation were authorized in accordance with Sections 807 and 803(a) of the Business Corporation Law of the State of New York by

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resolutions of the Board of Directors of the Corporation duly adopted on June
19, 1997, and by votes cast, in person or by proxy, by the holders of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting of Shareholders of the Corporation held on October 16, 1997.

    IN WITNESS WHEREOF, we have executed this Certificate this 16th day of October, 1997, and we affirm the statements contained herein as true under penalties of perjury.



                                        -------------------------------
                                        Tony L. White
                                        Chairman, President and
                                        Chief Executive Officer


                                        -------------------------------
                                        William B. Sawch
                                        Secretary



29A-INC-CERT










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